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                                EXHIBIT 10.18(A)


                         NORTH FORK BANCORPORATION, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN
                             (Amended and Restated)


1. Name. The name of the Plan is the North Fork Bancorporation, Inc. Annual Incentive Compensation Plan (the "Plan").

2. Basic Function. The Plan provides for payment of annual bonuses at year-end to senior executives and select key employees of North Fork Bancorporation, Inc. (the "Company") and its subsidiaries, depending upon the financial performance of the Company or subsidiaries or departments and the job performance of the individual employee in question. The Plan consists of two segments - the "Executive Feature," which applies to certain senior officers of the Company, and the "General Feature," which applies to other key employees of the Company and its subsidiaries. The payment of bonuses under either or both features for a particular year is determined by the actual performance of the Company or its subsidiaries against one or more pre-established financial goals or targets. Bonuses, if paid, are paid at year-end.

3. Purpose. The purpose of the Plan is to provide a meaningful incentive on an annual basis to senior executives and key employees of the Company and its subsidiaries, and to motivate them to assist the Company in achieving ambitious but realistic short-term goals. The Plan concentrates on Company-wide performance objectives but also includes, in select cases, consideration of operational department performance, where that may be an effective and appropriate way to motivate and reward performance. Individual bonus determinations are, in certain cases, also affected by individual job performance.

4. Administration. The Plan is administered by the Stock and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee has sole authority to make all discretionary determinations under the Plan, including the specification of annual financial targets under both features of the Plan and the selection on a year-to-year basis of the senior officers who will be included in the Executive Feature of the Plan and the other key employees who will be included in the General Feature and the size of the bonuses they will receive. The Committee may delegate to senior management of the Company the power to make certain determinations under the General Feature of the Plan. For all purposes, the Committee may solicit recommendations and advice from senior management, Company advisors and representatives, and any outside parties it deems appropriate.

5. Duration; Adoption. The Plan shall continue to be in effect unless and until terminated in accordance with Section 11. The Plan was initially adopted by the Board on July 18, 1994. Subsequently, the Plan was amended by the Committee, with the authorization of the Board, on March 11, 1996, and as thus amended was approved by the stockholders of
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      the Company on April 23, 1996. The Plan was again amended by the Board and by the Committee, duly authorized, on March 1, 2001, and March 13, 2001, respectively, and as thus amended was approved by the stockholders of the Company on May 1, 2001.

6. Participation. Individuals participating in the Executive Feature of the Plan in any year shall be those senior officers of the Company designated by the Committee at the end of the year as participating therein. In making such determination, the Committee shall limit its selection to those senior officers of the Company ("Eligible Officers") whose compensation for such year is or may be subject to the provisions of
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the senior officers of the Company subject to Section 162(m) of the Code in any year are the executive officers who are listed in the Summary Compensation Table in the Company's proxy statement for its annual meeting of stockholders for the ensuing year, provided such executive officers are employed by the Company on the last day of the subject year. Typically, the Committee will include in the Executive Feature for any year all Eligible Officers for such year, but bonuses need not be paid under the Executive Feature to all Eligible Officers in any year, even if the financial targets under the Executive Feature for such year have been met, and in appropriate cases the Committee may elect to include one or more Eligible Officers in the General Feature of the Plan for a given year, as opposed to the Executive Feature. No employee may receive bonuses under both the Executive Feature and the General Feature of the Plan in any year. Employees eligible to participate in the General Feature of the Plan in any year are those key employees of the Company not included in the Executive Feature who are identified as having made substantial contributions to corporate achievement during the year. Under either feature of the Plan, payment of a bonus to any individual in a given year shall not entitle such individual to any future bonus payment.

7. Designation of Annual Financial Targets. On a year-to-year basis, the Committee shall designate the financial target or targets for the Executive Feature of the Plan and shall designate or ratify the financial target or targets for the General Feature of the Plan. Designation of financial targets for either feature involves (i) identification of the particular measure or measures of financial performance that will be utilized for such feature for the year, and (ii) specification of target levels of performance under such measure(s), the achievement of which will result in bonus payments under the particular feature. Target levels of performance for particular financial measures may be expressed as absolute or average dollar amounts, percentages, changes in dollar amounts or percentage changes and may be expressed in comparison to peer group performance, provided any such peer group is identified with reasonable specificity. Selection of financial targets and payment of bonuses under the General Feature is further described in Section 9. Selection of financial targets and payment of bonuses under the Executive Feature is further described in Section 10.

8. Individual Factors. If the designated financial targets for the year have been met under either feature of the Plan, such that bonuses are to be paid thereunder, the precise amounts of the bonuses determined for individual participants may be influenced by individual factors, objective or subjective, including particular goals for the individual as well as his or her unique contributions to the Company or its subsidiaries.


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9.    General Feature. On an annual basis, the Committee shall designate or ratify a financial target or targets under the General Feature. Designation of such financial targets involves, first, the selection of one or more measures of financial performance that will be used for determination of bonus payments under the General Feature of the Plan and, second, the specification of a target level or levels of performance for each such designated measure. The measures of financial performance selected under the General Feature may include: stock price, earnings per share (with or without extraordinary items), net income (with or without extraordinary items), return on equity, return on assets, net interest income, net interest margin, net interest spread, levels of non-performing assets, total assets, operating expenses, other expenses, other income, loan income, fee income, and any sub-categories or ratios of or between any of the above, on a GAAP basis, tax-equivalent basis or any other regularly-utilized method of financial or regulatory accounting or presentation. Multiple measures of financial performance may be selected for any year and several graduated target levels of performance may be specified for any such measure. Measures of performance generally will be specified for the Company as a whole but may be specified for individual subsidiaries or operational departments or divisions. If measures of performance are established for entities or divisions other than the Company as a whole, the General Feature of the Plan will be sub-divided accordingly, with bonus determinations and covered participants to be determined on an entity-by-entity or divisional basis. Generally, financial targets for the General Feature will be designated initially in the first quarter of each calendar year. Under appropriate circumstances, any financial target thus designated may be modified later in the year, at the direction or with the approval of the Committee, provided that any target thus modified may be expected to continue to serve as a meaningful incentive to key employees throughout the remainder of the year. If one or more financial targets established for the General Feature are met in any year, a bonus pool for the General Feature will be funded at year-end, out of which awards will be made to those key employees selected to participate in the General Feature for that year. The size or maximum size of the bonus pool also may be established in advance, as an absolute dollar amount or expressed as a formula, and may vary depending upon the extent to which multiple financial targets may be met or exceeded. If a bonus pool is funded under the General Feature for any year, such pool need not be distributed in full.

10.   Executive Feature.

            (i) Designation of Financial Targets. On or before the ninetieth
      (90th) day of each calendar year, the Committee shall designate the financial target or targets for the Executive Feature of the Plan for the year. Once designated, the financial target or targets may not subsequently be amended or modified for the remainder of the year. The designation of the financial target or targets for the Executive Feature will involve, first, the selection of one or more measures of financial performance from among the permitted measures of financial performance for the Executive Feature designated in subsection 10(ii) below (the "Permitted Executive Measures"), and, second, the specification of a target level of performance for each such designated measure. The Committee need not utilize all of the Permitted Executive Measures in designating financial targets for the Executive Feature in any year. The financial targets for the Executive Feature designated by the Committee will be recorded in writing and retained


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      by the Corporate Secretary in the Company's records as confidential information. Unless approved by the Committee, the financial targets for the Executive Feature for any year may not be disclosed to any person other than members of the Committee and the Board and the senior management of the Company, and their respective representatives and agents, provided that any individual to whom such information is disclosed must represent that he or she will treat the same as confidential information.

            (ii) Permitted Executive Measures. The following measures of financial performance are the Permitted Executive Measures under the Executive Feature:

                  (a) Earnings Per Share. Earnings Per Share under the Executive
            Feature shall equal (x) the Company's net income for the year, before the after-tax effect of any extraordinary items, the cumulative effect of accounting changes, or other nonrecurring items of income or expense including restructuring charges ("Adjusted Net Income") divided by (y) the average common shares outstanding on a fully-diluted basis.

                  (b) Return on Assets. Return on Assets under the Executive
            Feature shall equal (x) the Company's Adjusted Net Income for the year, divided by (y) the Company's average total assets, with the result expressed as a percentage.

                  (c) Return on Equity. Return on Equity under the Executive
            Feature shall equal (x) the Company's Adjusted Net Income for the year, minus preferred stock dividends (but not common stock dividends), divided by (y) the Company's average common stock equity, with the result expressed as a percentage.

            (iii) Payment of Bonus Amounts. If for any calendar year any of the performance targets established by the Committee under the Executive Feature has been met, bonuses may be paid to those Eligible Officers designated by the Committee for participation in the Executive Feature for such year. The amount of the bonus payable to each Eligible Officer designated to participate in the Executive Feature may not exceed the maximum bonus amount for such individual based on his or her office, as specified in subsection 10(iv) below ("Maximum Executive Bonus"), and the maximum amount payable to all Eligible Officers participating in the Executive Feature in any year may not exceed the maximum aggregate bonus amount specified in subsection 10(iv) below. In its discretion, the Committee may determine to pay individual Eligible Officers less than the maximum bonus amount payable to them as thus determined.

            (iv) Maximum Executive Bonuses. The Maximum Executive Bonus payable to each Eligible Officer under the Executive Feature, based on his or her position, is as follows:

                  (a) Chief Executive Officer. For the Chief Executive Officer, the Maximum Executive Bonus is .0175 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.


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                  (b) Chairman; Vice Chairman. For the Chairman (if not the CEO)
            and for any Vice Chairman, the Maximum Executive Bonus is .01167 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

                  (c) Chief Financial Officer. For the Chief Financial Officer,
            the Maximum Executive Bonus is .0075 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

                  (d) Other Eligible Officers. For any other Eligible Officer designated by the Committee for participation in the Executive Feature in any year, the Maximum Executive Bonus is .005 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

      The maximum aggregate bonus amount payable to all Eligible Officers participating in the Executive Feature in any year is .04375 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

            (v) Certification. Before payment of any bonus amounts under the Executive Feature in any year, the Committee shall certify in writing that one or more of the selected financial targets under the Executive Feature for that year has been met, and the minutes of the Committee actions shall reflect such certification.

11. Termination; Amendment. The Plan may be terminated at any time by the Board in its sole discretion. The Plan may be amended from time to time by the Board or, if and to the extent that the Board delegates the power to amend the Plan to the Committee, by the Committee, provided that any amendment of the Plan which, if effected without the approval of the stockholders of the Company, would result in potential loss of the exemption from federal income taxation under Section 162(m) of the Code for certain amounts payable under the Executive Feature but would not result in such loss if approved by the stockholders, will not become effective unless and until approved by the stockholders.

12. Limitation on Bonus Amounts. Notwithstanding any other provision of the Plan, total amounts payable as bonuses under the Plan for any calendar year, including under both the General Feature and the Executive Feature, may not exceed the threshold limitation on such payments specified in
      Section 402.08(B)(13)(a) of the rules of the New York Stock Exchange, Inc. (the "NYSE"), regarding the ability of NYSE member organizations to vote proxies on certain remuneration plans without specific instructions from beneficial owners, as such Section may be amended from time to time and be interpreted by the NYSE (which Section currently establishes as the threshold limitation an amount equal to 10 percent of the Company's average annual net income before taxes for the preceding five years).

13. Governing Law. The Plan shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.


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